      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 1994

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                           BURLINGTON RESOURCES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                      91-1413284
        (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

               5051 WESTHEIMER, SUITE 1400, HOUSTON, TEXAS 77056
                                 (713) 624-9500
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              GERALD J. SCHISSLER
                           SENIOR VICE PRESIDENT, LAW
               5051 WESTHEIMER, SUITE 1400, HOUSTON, TEXAS 77056
                                 (713) 624-9500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                                DAVID J. GRAHAM
                             ANDREWS & KURTH L.L.P.
                           4200 TEXAS COMMERCE TOWER
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

                            ------------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. /X/

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                   PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
SECURITIES TO BE        AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
  REGISTERED             REGISTERED      DEBT SECURITY(1)          PRICE(1)             FEE
- --------------------------------------------------------------------------------------------------
Debt Securities......    $300,000,000          100%              $300,000,000         $103,449
- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a).

                            ------------------------

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO $200,000,000 OF DEBT SECURITIES PREVIOUSLY REGISTERED UNDER THE REGISTRATION STATEMENT ON FORM S-3, REGISTRATION NO. 33-50077.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE 1933 ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON
SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY
DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************


PROSPECTUS (SUBJECT TO COMPLETION)
ISSUED JULY 7, 1994

                           BURLINGTON RESOURCES INC.

                                DEBT SECURITIES

                            ------------------------

     Burlington Resources Inc. (the "Company") may offer from time to time its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") up to an aggregate principal amount of $500,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a Prospectus Supplement or Prospectus Supplements.

     The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturities, rate or rates and time or times of payment of any interest, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, any initial public offering price, the proceeds to the Company and any other specific terms in connection with the offering and sale of such series will be set forth in a Prospectus Supplement or Prospectus Supplements. As used herein, the Debt Securities shall include securities denominated in U.S. dollars or, at the option of the Company as so specified in an applicable Prospectus Supplement, in any other currency or currency units or in amounts determined by reference to an index.

     The Debt Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or any underwriters are involved in the sale of any Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

            , 1994

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY DEBT SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE THEREOF.
                            ------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. 20549. In addition, reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Debt Securities. This Prospectus does not contain all the information set forth in the Registration Statement and reference is hereby made to the Registration Statement for further information with respect to the Company and the Debt Securities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the Commission pursuant to the 1934 Act, are hereby incorporated by reference in this Prospectus:

          (a) Annual Report on Form 10-K for the year ended December 31, 1993;
     and

          (b) Quarterly Report on Form 10-Q for the quarter ended March 31,
     1994.

     All documents filed by the Company pursuant to Section 13(a), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus, and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any document incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference to such documents). Requests for such copies should be directed to Wendi L. Shackelford, Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056 (telephone (713) 624-9500).

                                  THE COMPANY

     The Company is a holding company engaged, through its principal subsidiary, Meridian Oil Holding Inc., and its subsidiaries (collectively, "Meridian"), in the exploration, development and production of oil and gas, and related marketing activities, which include aggregation and resale of third party oil and gas. Meridian also owns and operates natural gas gathering systems and intrastate natural gas pipelines and has an interest in a crude oil pipeline. Meridian is the largest independent (nonintegrated) oil and gas company in the United States in terms of total domestic proved equivalent reserves which were estimated at 6.2 trillion cubic feet of gas equivalent at December 31, 1993.

     The Company's principal executive offices are located at 5051 Westheimer, Suite 1400, Houston, Texas 77056 (telephone (713) 624-9500).

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the Offered Debt Securities (as defined below) will be used as set forth in a Prospectus Supplement relating to such Offered Debt Securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The Company's ratio of earnings to fixed charges was 4.79x, 3.49x, 1.95x, 2.97x and 3.27x for the years ended December 31, 1993, 1992, 1991, 1990 and 1989, respectively. For purposes of calculating the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations available for fixed charges, less equity in undistributed earnings of 20-50% owned companies, together with a portion of rent under long-term operating leases representative of an interest factor. Fixed charges represent interest expense, capitalized interest and a portion of rent under long-term operating leases representative of an interest factor.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions do not apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

     The Offered Debt Securities will be issued under an Indenture dated as of April 1, 1992 (the "Indenture") between the Company and Citibank, N.A., as Trustee (the "Trustee"). The following statements are subject to the detailed provisions of the Indenture, which is on file as an exhibit to the Registration Statement. References appearing below are to the Indenture and wherever particular provisions are referred to, such provisions are incorporated by reference as a part of the statements made, and such statements are qualified in their entirety by such reference. Whenever a capitalized term is referred to and not herein defined, the definition thereof is contained in the Indenture.

GENERAL

     The Debt Securities will be unsecured obligations of the Company. The Indenture does not limit the amount of Debt Securities that may be issued thereunder. The Debt Securities offered by this Prospectus are limited to $500,000,000 aggregate principal amount. The Debt Securities may be issued from time to time in one or more series.

     A Prospectus Supplement relating to a particular series of Offered Debt Securities will describe the following terms of such Debt Securities: (a) the title of the Offered Debt Securities; (b) any limit upon the aggregate principal amount of the Offered Debt Securities; (c) the date or dates on which the principal of the Offered Debt Securities is payable; (d) the rate or rates at which the Offered Debt Securities will bear interest, if any, or the method for calculating such rate, and the date or dates from which such interest will accrue; (e) the dates on which such interest will be payable and the record dates for the interest payment dates; (f) the place or places where the principal of and interest, if any, on the Offered Debt Securities will be payable; (g) the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which, the Offered Debt Securities may be redeemed at the option of the Company or otherwise; (h) any mandatory or optional sinking fund or analogous provisions; (i) if other than denominations of $1,000 and integral multiples thereof, the denominations in which the Offered Debt Securities shall be issuable; (j) if other than the principal amount thereof, the portion of the principal amount of such Offered Debt Securities which shall be payable upon declaration of the acceleration of the maturity thereof; (k) if other than U.S. dollars, the currency or currency units in which the Offered Debt Securities are denominated and/or in which payment of the principal of (and premium, if any) and/or interest on the Offered Debt Securities will or may be payable; (l) any deletions, modifications or additions to the Events of Default or covenants of the Company pertaining to the Offered Debt Securities; and (m) any other terms not inconsistent with the Indenture, including, without limitation, the addition of covenants applicable with respect to the Offered Debt Securities. (Section 3.01)

     Unless otherwise indicated in the Prospectus Supplement, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

CERTAIN RESTRICTIONS

     Limitation on Liens. The Company will not, nor will it permit any Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any stock or Debt, whether owned on the date of the Indenture or thereafter acquired, of any Subsidiary (other than a Subsidiary, the stock or Debt of which at the date of the Indenture is subject to a Mortgage or is required to be subject to a Mortgage, but without increase in the principal amount which is secured thereby and limited to the stock or Debt then subject to such Mortgage), to secure any Debt of the Company or any other person (other than the Debt Securities), without in any such case making effective provision whereby the Debt Securities then outstanding shall be directly secured equally and ratably with such Debt. There will be excluded from this restriction any Mortgage upon stock or Debt of a corporation existing at the time such corporation becomes a Subsidiary or at the time stock or Debt of a Subsidiary is acquired and any extension, renewal or replacement of any such Mortgage (without increase in the principal amount which is secured thereby and limited to the stock or Debt then subject to such Mortgage). The Indenture defines "Mortgage" as any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other similar encumbrance, and "Debt" as indebtedness for money borrowed.

     The Company will not, nor will it permit any Restricted Subsidiary (as defined below) to, create, assume, incur or suffer to exist any Mortgage upon any Principal Property, whether owned or leased on the date of the Indenture or thereafter acquired, to secure any Debt of the Company or any other person (other than the Debt Securities), without in any such case making effective provision whereby all of the Debt Securities then outstanding shall be directly secured equally and ratably with such Debt. The Indenture defines "Principal Property" as (i) any property owned or leased by the Company or any Subsidiary, or any interest of the Company or any Subsidiary or property, located within the United States or Canada (including offshore property leased from any governmental body) which is considered by the Company to be capable of producing oil or gas in commercial quantities and (ii) any refinery, processing or manufacturing plant owned or leased by the Company or any Subsidiary and located within the United States or Canada except (A) facilities related thereto employed in transportation, distribution or marketing or (B) any such plant which, in the opinion of the Board of Directors, is not a principal plant in relation to the activities of the Company and its Restricted Subsidiaries as a whole. "Restricted Subsidiary" is defined as any Subsidiary which owns or leases (as lessor or lessee) a Principal Property, but such term will not include any Subsidiary the principal business of which is leasing machinery, equipment, vehicles or other properties none of which is a Principal Property, or financing accounts receivable, or engaging in ownership and development of any real property which is not a Principal Property. There will be excluded from this restriction (i) any Mortgage upon property owned or leased by any corporation existing at the time such corporation becomes a Restricted Subsidiary, (ii) any Mortgage upon property existing at the time of acquisition of such property, (iii) any Mortgage to secure payment of any part of the purchase price of property or any Debt incurred prior to, at the time of or within 180 days after the acquisition of such property to finance the purchase thereof, other than a purchase by a Subsidiary from a Restricted Subsidiary or from the Company, (iv) any Mortgage upon property to secure any part of the cost of exploration, drilling, development, construction, alteration, repair or improvement of such property, or Debt incurred prior thereto, at the time thereof or within 180 days thereafter to finance such cost, provided that such cost is incurred to obtain, or materially increase the production and revenues from, such property, (v) any Mortgage securing Debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary, (vi) any Mortgage existing on the date of the Indenture, and (vii) any extension, renewal or replacement in whole or in part of any such Mortgage (without increase in principal amount secured or the amount of property subject to such Mortgage). Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any Principal Property that is not excepted by clauses (i) through (vii) above without equally and ratably securing the Debt Securities, provided that the aggregate amount of all Debt then outstanding secured by such Mortgage and all similar Mortgages, together with all net sale proceeds from Sale-Leaseback Transactions (as defined below) which are not permitted pursuant to clauses (i) and (ii) of the following paragraph, does not exceed 5% of the total consolidated stockholders' equity of the Company as shown on the audited consolidated balance sheet contained in the Company's latest Annual Report on Form 10-K. For the purpose of this restriction, the following types of transactions shall not be deemed to create a Mortgage to secure any Debt: (i) the sale or other transfer of (A) any oil or gas or minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such oil or gas or minerals or (B) any other interest commonly referred to as a "production payment" and (ii) any Mortgage in favor of the United States or any state, or any other country, or any political subdivision thereof to secure partial, progress, advance or other payments pursuant to any contract or statute, or any Mortgage securing industrial development, pollution control or similar revenue bonds. (Section 10.04)

     Restriction on Sale-Leasebacks. The Company will not, nor will it permit any Restricted Subsidiary to, sell or transfer any Principal Property with the Company or any Restricted Subsidiary taking back a lease of such Principal Property (a "Sale-Leaseback Transaction"), unless (i) such Sale-Leaseback Transaction occurs within 180 days from the date of acquisition of such Principal Property or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later or (ii) the Company, within 120 days after such Sale-Leaseback Transaction, applies or causes to be applied to the retirement of Funded Debt of the Company or any Restricted Subsidiary (other than Funded Debt of the Company which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the Debt Securities) an amount not less than the net proceeds of the sale of such Principal Property. "Funded Debt" means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more. Notwithstanding the foregoing, the Company may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction involving any Principal Property, provided that (a) the net sale proceeds from such Sale-Leaseback Transaction, together with all Debt secured by Mortgages not excepted by clauses (i) through (vii) of the preceding paragraph, do not exceed 5% of the total consolidated stockholders' equity of the Company as shown on the audited consolidated balance sheet contained in the Company's latest Annual Report on Form 10-K or (b) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than 36 months. (Section 10.04)

     Compliance by the Company with the foregoing restrictions may be waived, either before or after the time for such compliance, by the holders of a majority in principal amount of the outstanding Debt Securities of each series.

EVENTS OF DEFAULT

     An Event of Default will occur under the Indenture with respect to Debt Securities of a particular series if (a) the Company shall fail to pay when due all or any part of the principal of such series of the Debt Securities (whether at maturity or upon acceleration or otherwise), (b) the Company shall fail to pay when due any installment of interest on such series of Debt Securities and such default shall continue for 30 days, (c) the Company shall fail to make, when due by the terms of the Debt Securities of such series, the deposit of any sinking fund payment, (d) the Company shall fail to perform or observe any other term, covenant or agreement contained in the Indenture or the Debt Securities with respect to such series of Debt Securities for a period of 60 days after written notice thereof, as provided in the Indenture, (e) a default shall occur which involves the failure to pay principal of, or interest on, Debt of the Company or any Subsidiary (including any other series of Debt Securities) in excess of $25 million at the stated maturity thereof, or which results in the acceleration of Debt of the Company or any Subsidiary in excess of $25 million, and such acceleration shall not be rescinded, stayed or annulled or such Debt shall not have been discharged within 15 days after a written notice thereof, as provided in the Indenture, or (f) certain events of bankruptcy, insolvency or reorganization shall have occurred. (Section 5.01)

     The Indenture provides that (1) if an Event of Default due to the default in payment of principal of, or interest on, a series of Debt Securities or due to a failure to perform or observe any other term, covenant or agreement contained in the Indenture with respect to a series of Debt Securities (but not with respect to all series of Debt Securities) shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of Debt Securities of such series then outstanding may declare the principal of all Debt Securities of such series and interest accrued thereon to be due and payable immediately or (2) if an Event of Default due to a failure to perform or observe any other term, covenant or agreement in the Indenture with respect to all series of Debt Securities then outstanding, any default described in clause (e) in the preceding paragraph and certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of all Debt Securities then outstanding which have not previously become due and payable (treated as one class) may declare the principal of all Debt Securities and interest accrued thereon to be due and payable immediately. Upon certain conditions such declarations may be annulled by the holders of a majority in principal amount of Debt Securities of each series affected (voting as a separate class) and past defaults may be waived (except a continuing default in payment of principal of or interest on any series of Debt Securities) by the holders of a majority in principal amount of Debt Securities of each series affected (voting as a separate class). (Sections 5.02 and 5.13)

     The holders of a majority in principal amount of the outstanding Debt Securities of any series affected (each series voting as a separate class) may direct with respect to such series the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that such direction shall not be in conflict with any rule of law or the Indenture. (Section 5.12) Before proceeding to exercise any right or power under the Indenture with respect to such series at the direction of such holders, the Trustee shall be entitled to receive from such holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction. (Section 6.03)

     The Company will be required to furnish to the Trustee annually a statement of certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the performance of the terms of the Indenture or, if they have knowledge that the Company is in default, specifying such default. (Section 7.04) The Indenture requires the Trustee to give to all holders of outstanding Debt Securities notice of any default by the Company, unless such default shall have been cured or waived; however, except in the case of a default in the payment of principal or of interest on any outstanding Debt Securities, the Trustee is entitled to withhold such notice in the event that the board of directors, the executive committee or a trust committee of directors or certain officers of the Trustee in good faith determine that withholding such notice is in the interest of the holders of the outstanding Debt Securities. (Section 6.02)

DEFEASANCE AND DISCHARGE

     Under arrangements reasonably satisfactory to the Trustee, the Company may discharge certain obligations to holders of Debt Securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year or are to be called for redemption within one year by irrevocably depositing with the Trustee funds in an amount sufficient to pay at maturity the principal of and interest on such series of Debt Securities. (Section 4.01)

     The Indenture also provides that the Company will be discharged from obligations in respect of any series of Debt Securities under the Indenture (including its obligation to comply with the provisions referred to under "Certain Restrictions," if applicable, but excluding certain other obligations, such as the obligation to pay principal of and interest on the Debt Securities of such series then outstanding, obligations of the Company in the event of acceleration following default under clause (e) referred to above under "Events of Default" and obligations to register the transfer or exchange of such outstanding Debt Securities of such series and to replace stolen, lost or mutilated certificates), upon the irrevocable deposit, in trust, of cash or U.S. Government Obligations which through the payment of interest and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay any installment of principal of and interest on such outstanding Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such outstanding Debt Securities of such series, provided that the Company has received an opinion of counsel or a favorable ruling of the IRS to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of the outstanding Debt Securities of such series and that certain other conditions are met. (Section 4.01)

CHANGES IN CONTROL AND HIGHLY LEVERAGED TRANSACTIONS

     The Indenture does not contain provisions requiring redemption of the Debt Securities by the Company, or adjustment to any terms of the Debt Securities, upon any change in control of the Company.

     Other than restrictions on Mortgages and Sale-Leaseback Transactions described under "Certain Restrictions" above, the Indenture does not contain any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

MODIFICATION OF THE INDENTURE

     The Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any of the Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants and Events of Default for the protection of the holders of all or any particular series of Debt Securities, (d) change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only after there are no Debt Securities of any series entitled to the benefit of such provision outstanding, (e) establish the forms or terms of Debt Securities of any series, (f) cure any ambiguity or correct any inconsistency in the Indenture, or (g) evidence the acceptance of appointment by a successor trustee. (Sections 3.01 and 9.01)

     The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of all series of Debt Securities then outstanding (each such series voting as a separate class) affected thereby, to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture, or modify in any manner the rights of the holders of such Debt Securities, provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) change the stated maturity of the principal of or any installment of interest on any Debt Security, reduce the principal amount thereof, reduce the rate of interest thereon, change the place of payment where, or the coin or currency in which, interest is payable, or impair the right to institute suit for the enforcement of any such payment when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities, the consent of the holders of which is required for any such modification. (Section 9.02)

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

     The Company may, without the consent of the Trustee or the holders of Debt Securities, consolidate or merge with, or convey, transfer or lease its properties and assets substantially as an entirety to, any other corporation, provided that such successor corporation is a corporation organized under the laws of the United States or any state thereof and expressly assumes all obligations of the Company under the Debt Securities, and that immediately after giving effect to such transaction no Event of Default, or event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing and that certain other conditions are met, and, thereafter, except in the case of a lease, the Company shall be relieved of all obligations thereunder. (Article Eight)

APPLICABLE LAW

     The Debt Securities and the Indenture will be governed by and construed in accordance with the law of the State of New York. (Section 1.13)

CONCERNING THE TRUSTEE

     Citibank, N.A. will be the Trustee under the Indenture. Citibank, N.A. serves as trustee under various indentures relating to obligations of the Company. The Company has customary banking relationships with Citibank, N.A., including participation as agent bank in the Company's Revolving Credit Agreement.

                              PLAN OF DISTRIBUTION

     The Company may sell Offered Debt Securities (i) through agents, (ii) through underwriters, (iii) through dealers, or (iv) directly to purchasers (through a specific bidding or auction process or otherwise). The Offered Debt Securities may include previously issued Debt Securities which have been acquired and are being remarketed on behalf of the Company.

     Debt Securities may be offered and sold through agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Offered Debt Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the 1933 Act, of the Debt Securities so offered and sold. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act, and may be customers of, engage in transactions with or perform services for, the Company in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale of Offered Debt Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of Offered Debt Securities. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act.

     If a dealer is utilized in the sale of Offered Debt Securities, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled, under agreements which may be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act.

     Offers to purchase Debt Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process if utilized, will be described in the Prospectus Supplement relating thereto.

     The place and time of delivery of Offered Debt Securities are set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

     The validity of the Debt Securities will be passed upon for the Company by Andrews & Kurth L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of the Company as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, included in the Company's 1993 Annual Report on Form 10-K have been incorporated herein in reliance on the reports of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, payable by Burlington Resources Inc. (the "Registrant") in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated except the Securities and Exchange Commission registration fee.

        Securities and Exchange Commission registration fee...............  $103,449
        Blue Sky fees and expenses........................................    15,000
        Printing and engraving expenses...................................    30,000
        Legal fees and expenses...........................................    50,000
        Rating agencies' fees.............................................    75,000
        Accounting fees and expenses......................................    25,000
        Trustee's fees and expenses.......................................    15,000
        Miscellaneous.....................................................     1,551
                                                                            --------
                  Total...................................................  $315,000
                                                                            ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Article X of the Registrant's By-Laws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the Registrant's By-Laws provide a right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been such a director or officer or an employee of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The Registrant's By-Laws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees or agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 13 of the Registrant's Certificate of Incorporation provides that to the full extent that the Delaware General Corporation Law permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment or repeal of such Article 13 will not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The affirmative vote of
 2/3 of the voting stock of the Registrant is required to amend or repeal, or to adopt any provision inconsistent with, such Article 13. The Delaware General Corporation Law and the Registrant's Certificate of Incorporation may have no effect on claims arising under the federal securities laws.

     Officers and directors of the Registrant are covered by insurance (with certain exceptions and within certain limitations) which indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

ITEM 16. EXHIBITS

        EXHIBIT
        NUMBER                                    DESCRIPTION
        ------     --------------------------------------------------------------------------
          4        Indenture dated as of April 1, 1992 between the Registrant and Citibank,
                   N.A.,
                   as Trustee (Exhibit 4.4 to Form 8 dated March 10, 1993; File No. 1-9971)*
          5        Opinion of Andrews & Kurth L.L.P.
         12        Calculation of Ratio of Earnings to Fixed Charges (Exhibit 12.1 to Form
                   10-K for the year ended December 31, 1993 and Exhibit 12.1 to Form 10-Q for the quarter ended March 31, 1994; File No. 1-9971)*
         23.1      Consent of Coopers & Lybrand (appears on page II-5)
         23.2      Consent of Andrews & Kurth L.L.P. (included in Exhibit 5)
         24        Power of Attorney (appears on page II-4)
         25        Form T-1 Statement of Eligibility and Qualification under
                   the Trust Indenture Act of 1939 of Citibank, N.A., as Trustee

- ---------------

* Incorporated by reference as indicated.

ITEM 17.  UNDERTAKINGS

     A.  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

          (b) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs A(1)(a) and A(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 7, 1994.

                                          BURLINGTON RESOURCES INC.

                                          By:      /s/  JOHN E. HAGALE
                                            ------------------------------------
                                                       John E. Hagale
                                                 Senior Vice President and
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes John
E. Hagale and Gerald J. Schissler and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 7, 1994.

                  SIGNATURE                                TITLE
- ---------------------------------------------  ------------------------------
               /s/  THOMAS H. O'LEARY              Chairman of the Board,
- ---------------------------------------------  President and Chief Executive
              Thomas H. O'Leary                           Officer
                 /s/  JOHN E. HAGALE             Senior Vice President and
- ---------------------------------------------     Chief Financial Officer
               John E. Hagale
                 /s/  HAYS R. WARDEN           Vice President and Controller
- ---------------------------------------------    (Chief Accounting Officer)
               Hays R. Warden
                  /s/  JOHN V. BYRNE                      Director
- ---------------------------------------------
                John V. Byrne
               /s/  S. PARKER GILBERT                     Director
- ---------------------------------------------
              S. Parker Gilbert
              /s/  JAMES F. MCDONALD                      Director
- ---------------------------------------------
              James F. McDonald
              /s/  DONALD M. ROBERTS                      Director
- ---------------------------------------------
              Donald M. Roberts
               /s/  WALTER SCOTT, JR.                     Director
- ---------------------------------------------
              Walter Scott, Jr.
                                                          Director
- ---------------------------------------------
               William E. Wall

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of Burlington Resources Inc. on Form S-3 of our reports dated January 12, 1994 on our audits of the consolidated financial statements and financial statement schedules of Burlington Resources Inc. as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which reports are included in its Annual Report on Form 10-K for the year ended December 31, 1993 filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND

Houston, Texas
July 7, 1994

                               INDEX TO EXHIBITS

                                                                                       SEQUENTIALLY
                                                                                         NUMBERED
EXHIBIT NO.                                    EXHIBIT                                     PAGE
- -----------     ---------------------------------------------------------------------  ------------
     4          Indenture dated as of April 1, 1992 between the Registrant and
                  Citibank, N.A., as Trustee (Exhibit 4.4 to Form 8 dated March 10,
                  1993; File No. 1-9971).............................................       *
     5          Opinion of Andrews & Kurth L.L.P.....................................
    12          Calculation of Ratio of Earnings to Fixed Charges (Exhibit 12.1 to
                  Form 10-K for the year ended December 31, 1993 and Exhibit 12.1 to
                  Form 10-Q for the quarter ended March 31, 1994; File No. 1-9971)...       *
    23.1        Consent of Coopers & Lybrand (appears on page II-5)..................
    23.2        Consent of Andrews & Kurth L.L.P. (included in Exhibit 5)............
    24          Power of Attorney (appears on page II-4).............................
    25          Form T-1 Statement of Eligibility and Qualification under the Trust
                  Indenture Act of 1939 of Citibank, N.A., as Trustee................

- ---------------

* Incorporated by reference as indicated.